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                                                                   EXHIBIT 10.11

                                 LOAN AGREEMENT


         ENTERED INTO by and between SERVICE EXPERTS, INC., a Delaware corporation (the "Borrower"), and SUNTRUST BANK, NASHVILLE, N.A., a national bank (the "Lender"), as of this 10th day of September, 1996.


                                   RECITALS:


         1.      The Borrower desires that the Lender extend credit.

         2. The Lender is willing to extend the Borrower credit pursuant to the terms and conditions contained in this Loan Agreement ("Agreement").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         Article I. The Loans.

         Section 1.01 The Revolving Credit Loan. Subject to the terms and conditions of the Loan Documents, and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, the Lender agrees to extend a revolving credit loan to the Borrower in the principal amount of up to $10,000,000 pursuant to the Revolving Credit Note, a copy of which is attached hereto as Exhibit A (the "Revolving Credit Note"). The interest rate and the terms and provisions of repayment shall be as set forth in the Revolving Credit Note.

         From time to time the Borrower may request that the Lender issue letters of credit on Borrower's account. The Lender may in its sole discretion and without obligation agree to issue any requested letter of credit. The agreement by the Lender to issue any one or more letters of credit does not bind the Lender to issue any other requested letter of credit.

         In connection with the issuance of any letter of credit, the Borrower shall execute an application and reimbursement agreement in form and substance satisfactory to Lender, and the Borrower shall pay to Lender a letter of credit application and/or issuance fee in such amount as required by Lender. No letter of credit shall be issued for a term that extends beyond the maturity date of the Revolving Credit Note.

         The Borrower's availability to receive advances under the Revolving Credit Note shall be reduced by an amount equal to the aggregate face amount of any letters of credit issued by Lender pursuant to this section.

         Advances under the Revolving Credit Note shall be made pursuant to the following procedure:

                 (a) advances may be made pursuant to the procedure specified in any applicable agreement between Borrower and Lender, and

                 (b) advances may be made within three (3) business days subsequent to receipt by Lender of a written request submitted on behalf of Borrower by its Chief Financial Officer, President, or other appropriate officer, and advances so funded under this subpart (b) shall be made by Lender's depositing the funds into Borrower's operating account maintained with Lender.

         Section 1.02 The Discretionary Line of Credit Loan. Subject to the terms and conditions of the Loan Documents and subject to the sole and absolute and arbitrary discretion of the Lender, the Lender agrees to consider extending the Borrower advances up to the principal amount of $10,000,000 pursuant to the Discretionary Line of Credit Note, a copy of which is attached hereto as Exhibit B (the "Discretionary Line of Credit Note"). The interest rate and the terms and provisions of repayment shall be as set forth in the Discretionary Line of Credit Note.

         Advances under the Discretionary Line of Credit Note shall be made pursuant to the following procedure:






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                 (a)      on each occasion that the Borrower desires to obtain
         an advance under the Discretionary Line of Credit Note, the Borrower (through its president or chief financial officer) shall submit a written request therefor to Lender, along with an itemization detailing the use of the proceeds of the advance;

                 (b) within three (3) business days from receipt of the written request specified in subpart (a), the Lender shall notify the Borrower whether it has elected to fund the advance or whether it declines to fund the advance; and

                 (c) if the Lender elects to fund the requested advance, it shall deposit the proceeds of the advance into Borrower's operating account maintained with Lender.

IT IS UNDERSTOOD AND AGREED BY BORROWER THAT LENDER HAS NO OBLIGATION WHATSOEVER TO FUND ANY ADVANCE UNDER THE DISCRETIONARY LINE OF CREDIT NOTE. LENDER HAS THE SOLE AND ABSOLUTE AND ARBITRARY DISCRETION TO DETERMINE WHETHER OR NOT IT WILL FUND AN ADVANCE UNDER THE DISCRETIONARY LINE OF CREDIT NOTE. THE BORROWER AGREES THAT THE LENDER HAS NO LIABILITY OF ANY KIND WHATSOEVER ARISING OUT OF LENDER'S DETERMINATION NOT TO FUND ANY ADVANCE UNDER THE DISCRETIONARY LINE OF CREDIT NOTE.

         Section 1.03 Use of Proceeds. The Borrower shall use the proceeds from the Revolving Credit Note for working capital purposes and to enable the Borrower to acquire other companies or their assets. The Borrower shall use the proceeds from any advances under the Discretionary Line of Credit Note to enable the Borrower to acquire other companies or their assets or such other purposes as may be approved by the Lender.

         Section 1.04 Term of This Agreement. This Agreement shall be binding on the Borrower so long as any portion of the indebtedness evidenced by the Revolving Credit Note and the Discretionary Line of Credit Note (collectively referred to herein as the "Indebtedness") remains outstanding, provided and except, Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of such Indebtedness.

         Section 1.05 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on the Indebtedness which is not paid when due by reason of a failure by the Borrower to make any payment when due to the Lender (regardless whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         Section 1.06 Structuring Fee. Upon the execution of this Agreement, the Borrower shall pay to the Lender a non-refundable structuring fee equal to $25,000, which structuring fee is paid in consideration of Lender's willingness and the work taken to issue a commitment to fund the Revolving Credit Note.

         Section 1.07 Non-Use Fee. Commencing on the tenth (10th) day of October, 1996 and on the tenth (10th) day of each consecutive month thereafter through and including August 10, 1998 and on September 10, 1998, the Borrower agrees to pay to Lender a non-use fee equal to one quarter of one percent (.25%) per annum on the average unused portion of the Revolving Credit Note for the calendar month (or portion thereof) just ended.

         Section 1.08 Guarantees. In order to induce the Lender to extend the credit described in this Agreement and for other consideration, all subsidiaries ("Subsidiaries") and affiliates of Borrower shall guarantee the repayment of the indebtedness extended to Borrower and described herein.

         Article II.        Representations and Warranties.

         To induce Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lender that as of the date hereof:

         Section 2.01 Corporate Existence. Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the State of Delaware and it is duly qualified as a foreign corporation in all jurisdictions in which the property owned or the business transacted by it makes such qualification necessary. Borrower will not





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commence doing business in any state unless and until it shall have qualified to do business in such state if such qualification is required by law.

         Section 2.02 Corporate Power and Authorization. Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the Borrower's board of directors has authorized the Borrower to execute and perform under the Loan Documents; and all other corporate and/or shareholder action on Borrower's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         Section 2.03 Binding Obligations. This Agreement is, and the Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower and its properties enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

         Section 2.04 No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter) or bylaws of Borrower, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Borrower is subject, or result in the creation or imposition of any lien upon any properties of Borrower, other than those contemplated by the Loan Documents.

         Section 2.05 No Consent. Borrower's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other person.

         Section 2.06 Financial Condition. The financial statements (the "Financial Statements") which have been delivered to Lender, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and the Financial Statements present fairly the financial condition of Borrower as of the date or dates and for the period or periods stated therein. No material adverse change in the financial condition of Borrower has occurred since the date of the most recent Financial Statements.

         Section 2.07 Investments, Advances, and Guaranties. Borrower has not made investments in, advances to, or guaranties of the obligations of any person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements and as contained in certain guaranties executed by Borrower in favor of American General Finance Center regarding obligations of certain Subsidiaries under certain Private Label Credit Agreements.

         Section 2.08 Liabilities and Litigation. Borrower has no material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower that involves the possibility of any judgment or liability not fully covered by insurance and that may materially and adversely affect the business or the properties of Borrower or its ability to carry on its business as now conducted.

         Section 2.09 Taxes; Governmental Charges. Borrower has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of its properties or income, which are due and payable, including interest and penalties. Borrower has made all required withholding deposits.

         Section 2.10 No Default. Borrower is not in default in any respect that affects its business, properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower is a party or by which it or its properties are bound. The Borrower is not in violation of its Articles of Incorporation or Bylaws. No Default Conditions hereunder have occurred or are continuing as of the date hereof.

         Section 2.11 Compliance with Laws, Etc. Borrower is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any of its properties is subject. Borrower has not failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its properties or to the conduct of its business. All improvements on the real estate owned by Borrower conform in all





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material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         Section 2.12 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, and Borrower has not incurred any material liability to PBGC in connection with any Plan.

         Section 2.13 Subsidiaries, Etc. The Subsidiaries of Borrower are identified on Exhibit C hereto.

         Section 2.14 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement, contain as of the date thereof, or will contain as of the date this Agreement is executed, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         Section 2.15 Solvency. Borrower is solvent as of the date hereof. Borrower is generally paying its debts as they mature and the fair value of Borrower's assets substantially exceeds the sum total of Borrower's liabilities.

         Section 2.16 Accounts. As an inducement to Lender to provide the pricing and terms contained in this Loan Agreement, the Borrower agrees to maintain its primary investment and operating accounts with Lender.

         Article III.  Conditions Precedent.

         Section 3.01 Initial Conditions. Lender's obligation to extend credit hereunder is subject to the conditions precedent (herein "Conditions Precedent") that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the date hereof, in form and substance satisfactory to Lender and its counsel:

                 (a) Notes and Loan Documents. This Agreement, the Revolving Credit Note, the Discretionary Line of Credit Note, and other documents executed in connection with this Agreement (the "Loan Documents").

                 (b) Resolutions. Certified copies of resolutions of the Board of Directors of Borrower authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement and all Loan Documents.

                 (c) Certificates of Existence. Certificates of existence of Borrower from the state in which Borrower is incorporated and from each state in which Borrower does business, which certificates shall contain no facts objectionable to Lender.

                 (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

                 (e) Officer's Certificate. A certificate of the secretary or any assistant secretary of Borrower certifying: (i) the names of the officer or officers of Borrower authorized to sign this Agreement and the Loan Documents, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, Borrower.

                 (f) Charter and By-Laws. A copy of Borrower's by-laws and charter or articles of incorporation (including all amendments thereto) certified, in the case of by-laws, by the secretary or any assistant secretary of Borrower, and in the case of the charter or articles of incorporation, by the Secretary of State of the state in which the Borrower is incorporated, as being true and complete copies of the current charter or articles of incorporation and by-laws of Borrower.

                 (g) Borrower's Counsel Opinion Letter. An opinion letter from Borrower's counsel in form and substance satisfactory to Lender.

                 (h) Other. Such other documents as Lender may reasonably request.





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         Section 3.02  All Borrowings.  The Lender's obligation to extend credit pursuant to this Agreement is subject to the following additional conditions precedent which shall be met each time an advance is requested and an advance is made:

                 (a)      The representations of the Borrower contained in
         Article II are true and correct as of the date of the requested advance, with the same effect as though made on the date additional funds are advanced; (b) There has been no material adverse change in the Borrower's financial condition or other condition since the date of the last borrowing hereunder; (c) No Default Conditions and no Event of Default have occurred and continue to exist; (d) No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Lender prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower and no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to adversely affect the financial position or business of the Borrower or impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Documents.

         Article IV.  Affirmative Covenants.

         Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all indebtedness described herein shall have been finally paid in full, unless Lender shall otherwise first consent in writing, Borrower shall:

         Section 4.01  Financial Statements and Reports.  Promptly furnish to
Lender:


                 (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each fiscal year, the audited consolidated Financial Statements of the Borrower setting forth the audited consolidated balance sheets of Borrower as at the end of such year, and the audited consolidated statements of income, consolidated statements of cash flows, and consolidated statements of retained earnings of Borrower for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding fiscal year accompanied by the report of Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of Borrower duly certified by Borrower's chief financial officer as being correct reflections of the information used for the audited financial statements. The audit opinion in respect of the financial statements of Borrower shall be the opinion of a firm of independent certified public accountants acceptable to Lender and shall be accompanied by such certificates in substantially the same manner as provided in the past;

                 (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the unaudited consolidated and consolidating balance sheets of Borrower as of the end of such fiscal quarter, and the unaudited consolidated and consolidating statements of income of Borrower for such quarter and for a period from the beginning of the fiscal year to the close of such fiscal quarter, all certified by the chief financial officer or chief accounting officer of Borrower as being true and correct to the best of his or her knowledge;

                 (c) Financial Covenant Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the calculations and reports prepared by the Borrower's chief financial officer detailing Borrower's compliance with the financial covenants specified in Article VI hereof, including the calculations thereof;

                 (d) SEC Reporting. Within three (3) business days after delivery to the federal Securities and Exchange Commission ("SEC") or to any regulatory agency, copies of all material reports, financial statements, or filings made with the SEC or any state regulatory agency; and

                 (e) Other Information. Promptly upon its becoming available, such other material, financial information about Borrower or the Indebtedness as Lender may reasonably request from time to time.





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All such balance sheets and other financial statements referred to in Sections
4.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous financial statements.

         Section 4.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Section 4.01(a) hereof, furnish or cause to be furnished to Lender a certificate of compliance from its Chief Financial Officer stating that the Chief Financial Officer has no knowledge of any Default Condition or Event of Default, or event which, after notice or lapse of time (or both), would constitute a Default Condition or Event of Default or, if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

         Section 4.03 Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income or property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a lien upon any or all of its property; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

         Section 4.04  Maintenance.


                 (a) Maintain its corporate existence, name, rights, and franchises;

                 (b) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or property of Borrower) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

                 (c) maintain its property (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its property reasonably necessary and proper to ensure that the business carried on in connection with its property may be conducted properly and efficiently at all times.

         Section 4.05  Performance of Obligations.

                 (a) Pay the Indebtedness described herein according to the terms of the Loan Documents; and

                 (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

         Section 4.06 Insurance. Maintain and continue to maintain, with financially sound and reputable insurors, insurance satisfactory in type, coverage and amount to Lender against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

         Section 4.07 Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur and which changes have been reported to Lender in writing and with an explanation thereof.

         Section 4.08 Right of Inspection. Permit any officer, employee, or agent of Lender to visit and inspect any of the property of Borrower, to examine Borrower's books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as Lender may reasonably desire.





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

         Section 4.09 Notice of Certain Events. Promptly notify Lender if Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of debt of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, might interfere with the normal business operations of Borrower; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the financial statements or from the facts warranted or represented in any Loan Document.

         Section 4.10 ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Lender with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         Section 4.11 Management. Give immediate notice to Lender of any material change in the senior management of Borrower.

         Section 4.12 SEC Requirements. Comply at all times with requirements of the SEC and all state regulatory agencies with jurisdiction over Borrower and comply with all other applicable laws and regulations.

         Section 4.13 Guarantees of Subsidiaries and Affiliates. In the event that the Borrower or its existing Subsidiaries acquire any future Subsidiaries or affiliates, the Borrower agrees to cause such additionally acquired Subsidiaries or affiliates to execute a guaranty of the indebtedness evidenced hereby pursuant to a guaranty in a form substantially similar to the form executed by existing Subsidiaries of Borrower on the date hereof.

         ARTICLE V.  Negative Covenants.

         Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Indebtedness described herein has been paid and satisfied in full, unless Lender shall otherwise first consent in writing, Borrower and its Subsidiaries will not, either directly or indirectly:

         Section 5.01 Debts, Guaranties, and Other Obligations. Incur, create, assume, or in any manner become or be liable with respect to any debt; provided that subject to all other provisions of this Article V, the foregoing prohibitions shall not apply to:

                 (a)      Any indebtedness to Lender;

                 (b) liabilities, direct or contingent, of Borrower or its Subsidiaries existing on the date of this Agreement that are referenced or reflected in the Financial Statements;

                 (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                 (d) trade payables or similar obligations (other than for borrowed money or purchase money obligations) from time to time incurred in the ordinary course of business not to exceed amounts historically and customarily incurred by the Borrower or its Subsidiaries;

                 (e) taxes, assessments, or other governmental charges that are not assessed or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower or its Subsidiaries shall have made any reserve therefor required by GAAP;





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

                 (f) purchase money debt of Borrower and its Subsidiaries in an aggregate amount not to exceed $500,000.00; and

                 (g) obligations contained in certain guaranties executed by Borrower in favor of American General Finance Center regarding obligations of certain Subsidiaries under certain Private Label Credit Agreements.

         Section 5.02 Leases. Incur obligations to pay rent or simila payments under leases in excess of an aggregate amount of $3,500,000 at any time.

         Section 5.03 Liens. Create, incur, assume, or permit to exist any lien on any of its real or personal property, including the shares of stock of its Subsidiaries owned by Borrower (now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

                 (a) Liens securing the payment of any indebtedness to Lender;

                 (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower shall have made any reserve therefor required by GAAP;

                 (c) Liens referred to or reflected in the Financial Statements; and

                 (d) Purchase money security interests granted to secure the indebtedness permitted by Section 5.02(f).

         Section 5.04 Investments, Loans, and Advances. Make or permit to remain outstanding any loans or advances to or investments in any person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                 (a) investments in direct obligations of the United States of America or any agency thereof;

                 (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;

                 (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above.

         Section 5.05 Dividends, Distributions, and Redemptions; Issuance of Stock. Declare or pay any dividend, or purchase, redeem, or otherwise acquire for value any of its stock now or hereafter outstanding, or return any capital to its stockholders, or make any distribution of its assets to its stockholders as such. Borrower shall not issue any of its debt securities for borrowed money (or for any other purpose prohibited in the Loan Documents) or any of its equity securities to any person.

         Section 5.06 Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any person by which Borrower shall sell or transfer any property, whether now owned or hereafter acquired, and by which Borrower shall then or thereafter rent or lease as lessee such property or any part thereof or other property that Borrower intends to use for substantially the same purpose or purposes as the property sold or transferred.

         Section 5.07 Nature of Business. Suffer or permit any material change to be made in the character of the business as carried on by Borrower and its Subsidiaries as of the date hereof.

         Section 5.08 Consolidations, Mergers, Etc. Merge or consolidate with or into, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property (whether now owned or hereafter acquired) to, any person; provided, however, that with Lender's express prior written consent, Borrower may merge or consolidate with any person as long as, immediately after and giving effect to any such merger, no event shall occur and be continuing which constitutes a Default Condition or an Event of Default and, in the case of any such merger or consolidation to which Borrower is a party, Borrower is the surviving corporation.

         Section 5.09 Proceeds of Loan. Permit the proceeds of the advances to be used for any purpose other than those permitted under this Agreement.

         Section 5.10 Disposition of Assets. Dispose of any of its assets other than in the ordinary course of Borrower's present business upon terms standard in Borrower's industry.

         Section 5.11 Limitation on Business. Engage in any business other than the business in which it is currently engaged.

         Section 5.12 Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its obligations hereunder.

         Section 5.13 Transfer of an Interest in Stock. Transfer, assign, sell, or encumber any shares of stock, including, without limitation, all shares of stock of its Subsidiaries owned by Borrower.

         Article VI.  Financial Covenants.

         Section 6.01 Minimum Net Worth. At all times subsequent hereto, the Borrower shall maintain a minimum Net Worth of: (a) an amount equal to the greater of $15,000,000 or the initial calculation of Borrower's net worth determined after giving effect to its recently completed public offering, plus
(b) on an annual basis for each fiscal year commencing December, 1996, a cumulative amount equal to fifty percent (50%) of Net Income. For the purposes hereof, Net Income shall not be a number less than 0.

         As used herein, Net Worth shall mean the excess of (A) total assets over (B) total liabilities.

         As used herein, "Net Income" shall mean after-tax income (excluding any impact from Deferred Taxes). "Deferred Taxes" shall mean deferred taxes as calculated in accordance with GAAP.

         As used herein, the amount attributable to the post-offering calculation of Borrower's net worth shall be confirmed to Lender by Borrower on or before October 31, 1996 pursuant to calculations not objectionable to Lender (it is expected that such calculations shall result in a current net worth in excess of $15,000,000).

         Section 6.02 EBIT Interest Expense to Ratio. At all times, the Borrower shall maintain a ratio of EBIT to Interest Expense of no less than 2.5 to 1.0 as measured on a trailing four quarter basis.

         As used herein, "EBIT" (earnings before interest and income taxes) for any period shall mean an amount equal to the sum of: (A) all pre-tax income earned by the Borrower, plus (B) interest expense.

         "Interest Expense" shall mean, as to the Borrower for any period, an amount equal to the aggregate interest expense and amortization of deferred loan costs of the Borrower on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on capitalized lease obligations, commissions, discounts and other fees and charges owed with respect to letters of credit and unused commitments and net costs under interest rate protection agreements, all as determined in conformity with GAAP.

         Section 6.03 Funded Debt to EBITDA. At all times, Borrower shall maintain a ratio of Funded Debt to EBITDA of not greater than 3.0 to 1.0.

         As used herein, "Funded Debt" shall mean, without duplication, all indebtedness for money borrowed, indebtedness guaranteed, purchase money market mortgages, capitalized leases, amounts evidenced by the aggregate face amount of all outstanding letters of credit, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date.

         As used herein, "EBITDA" (earnings before interest, income taxes, depreciation, and amortization) for any period shall mean an amount equal to the sum of: (A) all pre-tax income earned by the Borrower, plus (B) depreciation, plus (C) amortization of goodwill and other intangible assets, plus (D) net-interest expense.

         Article VII. Events of Default.

         Section 7.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                 (a) Principal and Interest Payments. Borrower fails to make payment within ten (10) days when due of any installment of principal or interest on the Note or Borrower fails to pay within ten
         (10) days when due any payment due Lender hereunder or under any of the Loan Documents; or

                 (b) Representations and Warranties. Any representation or warranty made by Borrower in any Loan Document is incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate, or data furnished or made by Borrower in any Loan Document with respect to any Indebtedness is untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                 (c) Obligations. Borrower fails to perform its obligations as required by and contained in any Loan Document, provided that in the event the default arises out of a default or breach of Article VI above, an Event of Default shall not be deemed to exist unless the Borrower shall fail to cure the default within thirty
         (30) days subsequent to receipt by the Borrower of written notice from Lender of such default; or

                 (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of Borrower, or of any of its respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction and such proceedings are not dismissed within 60 days after filing; or Borrower is adjudicated bankrupt or insolvent; or any of the property of Borrower is sequestered by court order or a petition is filed against Borrower under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect; or

                 (e) Voluntary Petitions. Borrower takes affirmative steps to prepare to file, or Borrower files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                 (f) Assignment for Benefit of Creditors, Etc. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower or of all or any part of its properties; or

                 (g) Discontinuance of Business, Etc. Borrower discontinues its usual business, or Borrower becomes an affiliate of any person, or any person who is not presently an owner of a controlling interest in Borrower becomes a controlling person; or

                 (h) Undischarged Judgments. If a final, non-appealable judgment for the payment of money in excess of $100,000 is rendered by any court or other governmental authority against Borrower which is not fully covered by valid collectible insurance; or

                 (i) Violation of Laws, Etc. Borrower materially violates or otherwise materially fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof and the Borrower fails to cure such violation within 30 days after it has received notice thereof; or Borrower fails or refuses at any and all times to remain current in its or their financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded and the Borrower fails to cure such violation within 30 days after it has received notice thereof.

         Section 7.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 7.01(d) and 7.01(e): (i) Lender may declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Lender's sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing, or (iii) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness by any lawful means.

         Upon the happening of any event specified in Section 7.01(d) and
Section 7.01(e) above: (i) all Indebtedness, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing, (iii) Lender may exercise all rights afforded a creditor under applicable law; or (iv) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness by any lawful means.

         Section 7.03 Default Conditions. Any of the following events shall be considered a Default Condition:

                 (a) Borrower suffers a material adverse change in its financial condition; or

                 (b) Should any event occur that except for the giving of notice and/or the passage of time would be an Event of Default.

         Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that the Lender, in its sole discretion, and without notice to Borrower, may immediately cease making any advances under Indebtedness, all without liability whatsoever to Borrower or any other person whomsoever, all of which is expressly waived hereby. Borrower releases Lender from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lender's determination to cease making advances pursuant to this Section.

         Article VIII. General Provisions.

         Section 8.01 Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

                 (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Lender in writing:

                                  Service Experts, Inc.
                                  1134 Murfreesboro Road
                                  Nashville, Tennessee 37217
                                  Attention:  Alan R. Sielbeck

                 (b) if to Lender, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                                  SunTrust Bank, Nashville, N.A.
                                  201 Fourth Avenue, North
                                  Nashville, Tennessee 37244
                                  Attention: Rett Dallas

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

         Section 8.02 Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         Section 8.03 Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the date of this Agreement shall survive the closing of the transaction evidenced hereby.

         Section 8.04 Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         Section 8.05 Waivers. Pursuant to T.C.A. Section 47-50-112, no action Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Lender may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

         Section 8.06 Cumulative Rights. Rights and remedies of Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 8.07 Construction. This Agreement and the other Loan Document constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 8.08 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 8.09 Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender) incurred by Lender in connection with the preparation, execution, delivery, administration, enforcement, or protection of Lender's rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof).

         Section 8.10 Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         Section 8.11 Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

         Article IX. Jury Waiver.

         Section 9.01. Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, BORROWER AND LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         ENTERED INTO the date first above written.


                                     BORROWER:

                                     SERVICE EXPERTS, INC.


                                     By: /s/ Alan R. Sielbeck
                                        ---------------------------------------
                                     Title: Chief Executive Officer
                                           ------------------------------------

                                     LENDER:

                                     SUNTRUST BANK, NASHVILLE, N.A.


                                     By: /s/ Rett Dallas
                                        ---------------------------------------
                                     Title: Asst. Vice President
                                           ------------------------------------

                                                                      EXHIBIT A

                             REVOLVING CREDIT NOTE


Nashville, Tennessee                                             $10,000,000.00
September 10, 1996


         FOR VALUE RECEIVED, SERVICE EXPERTS, INC., a Delaware corporation (the "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N. A., a national bank (the "Lender"), at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of up to Ten Million and no/100 Dollars ($10,000,000), or so much thereof as may be advanced from time to time by the Lender, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the LIBOR Rate Reference. The term "LIBOR Rate Reference" shall mean that rate of interest equal to the LIBOR Rate, plus the applicable LIBOR Rate Margin, as set forth on Exhibit A hereto. The term "LIBOR Rate" shall mean the 30 day LIBOR Rate as quoted by Telerate, Inc. and as set forth in Lender's Funds Management, Cost of Funds Report published each Monday through Friday that Lender is open for business. The LIBOR Rate shall be determined daily to reflect changes in the LIBOR Rate as such occur from time to time. The LIBOR Rate Margin shall be determined on a quarterly basis, with such determination to be made on the tenth (10th) day next following the date the Borrower submits the quarterly reports required by Section 4.01(c) of the Loan Agreement, as defined below (the "Determination Date"), provided and except that from the date hereof until the first such quarterly report is submitted, the LIBOR Rate Margin shall be 125 basis points per annum. Interest shall be calculated based on a year of 360 days.

         This Note shall be repaid as follows: (a) commencing on the 31st day of October, 1996 and thereafter on the last day of each consecutive month through and including August 31, 1998, the Borrower shall pay to Lender an amount equal to all then accrued interest, and (b) on September 10, 1998, this Note shall mature and the Borrower shall pay to Lender an amount equal to all outstanding principal, plus all then accrued interest.

         Until maturity and subject to the terms and conditions of that certain Loan Agreement executed between Lender and Borrower dated September 10, 1996 (the "Loan Agreement"), the Borrower may borrow, repay, and reborrow hereunder.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         This Note may be permanently prepaid in whole or in part without penalty.

         Principal and unpaid interest bear interest following any default in payment of principal and interest at the maximum rate of interest allowed by law until paid. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

         Upon the occurrence of an Event of Default as set forth in the Loan Agreement, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         The Borrower shall pay a "late charge" of the lesser of $100 or five percent (5%) of any payments of principal and/or interest due when paid ten
(10) days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

         The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         Executed to be effective the 10th day of September, 1996.


                                    BORROWER

                                    SERVICE EXPERTS, INC.


                                    By: /s/ Alan R. Sielbeck
                                       ----------------------------------
                                    Title: Chief Executive Officer
                                          -------------------------------

                                                                      EXHIBIT B

                       DISCRETIONARY LINE OF CREDIT NOTE


Nashville, Tennessee                                             $10,000,000.00
September 10, 1996


         FOR VALUE RECEIVED, SERVICE EXPERTS, INC., a Delaware corporation (the "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N. A., a national bank (the "Lender"), at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of up to Ten Million and no/100 Dollars ($10,000,000), or so much thereof as may be advanced from time to time by the Lender, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the LIBOR Rate Reference. The term "LIBOR Rate Reference" shall mean that rate of interest equal to the LIBOR Rate, plus the applicable LIBOR Rate Margin, as set forth on Exhibit A hereto. The term "LIBOR Rate" shall mean the 30 day LIBOR Rate as quoted by Telerate, Inc. and as set forth in Lender's Funds Management, Cost of Funds Report published each Monday through Friday that Lender is open for business. The LIBOR Rate shall be determined daily to reflect changes in the LIBOR Rate as such occur from time to time. The LIBOR Rate Margin shall be determined on a quarterly basis, with such determination to be made on the tenth (10th) day next following the date the Borrower submits the quarterly reports required by Section 4.01(c) of the Loan Agreement, as defined below (the "Determination Date"), provided and except that from the date hereof until the first such quarterly report is submitted, the LIBOR Rate Margin shall be 125 basis points per annum. Interest shall be calculated based on a year of 360 days.

         Any advances permitted to be made by Lender hereunder, shall be repaid as follows: (a) commencing on the 31st day of October, 1996 and thereafter on the last day of each consecutive month through and including August 31, 1998, the Borrower shall pay to Lender an amount equal to all then accrued interest, and (b) on September 10, 1998, this Note shall mature and the Borrower shall pay to Lender an amount equal to all outstanding principal, plus all then accrued interest.

         Until maturity and subject to the terms and conditions of that certain Loan Agreement executed between Lender and Borrower dated September 10, 1996 (the "Loan Agreement"), the Borrower may request advances hereunder pursuant to the procedure set forth in Section 1.02 of the Loan Agreement. THE LENDER HAS NO OBLIGATION WHATSOEVER TO FUND ANY ADVANCE UNDER THIS NOTE. THE LENDER HAS THE SOLE AND ABSOLUTE AND ARBITRARY DISCRETION TO DETERMINE WHETHER OR NOT IT WILL FUND AN ADVANCE UNDER THIS NOTE. THE BORROWER AGREES THAT THE LENDER HAS NO LIABILITY OF ANY KIND WHATSOEVER ARISING OUT OF THE LENDER'S DETERMINATION NOT TO FUND ANY ADVANCE UNDER THIS NOTE.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         This Note may be permanently prepaid in whole or in part without penalty.

         Principal and unpaid interest bear interest following any default in payment of principal and interest at the maximum rate of interest allowed by law until paid. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

         Upon the occurrence of an Event of Default as set forth in the Loan Agreement, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         The Borrower shall pay a "late charge" of the lesser of $100 or five percent (5%) of any payments of principal and/or interest due when paid ten
(10) days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

         The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         Executed to be effective the 10th day of September, 1996.


                                    BORROWER

                                    SERVICE EXPERTS, INC.


                                    By: /s/ Alan R. Sielbeck
                                       ----------------------------------
                                    Title: Chief Executive Officer
                                          -------------------------------

                                   EXHIBIT A

         The LIBOR Rate Margin shall be that amount depicted in Column (A) and shall be applicable when the Borrower's Funded Debt to EBITDA corresponds to the ratios depicted in Column (B), and shall be effective on the Determination Date.


   ==============================================================================================================
                             COLUMN A                                               COLUMN B
   --------------------------------------------------------------------------------------------------------------
                         LIBOR RATE MARGIN                                FUNDED DEBT TO EBITDA RATIO
   --------------------------------------------------------------------------------------------------------------
       125 basis points per annum                             1.0 to 1.0 or less
   --------------------------------------------------------------------------------------------------------------
       150 basis points per annum                             greater than 1.0 to 1.0 and less than or equal to
                                                              2.0 to 1.0
   --------------------------------------------------------------------------------------------------------------
       200 basis points per annum                             greater than 2.0 to 1.0 and less than or equal to
                                                              2.5 to 1.0
   --------------------------------------------------------------------------------------------------------------
       250 basis points per annum                             greater than 2.5 to 1.0 and less than or equal to
                                                              3.0 to 1.0
   ==============================================================================================================